UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported): September 5, 2002


                            AmeriVest Properties Inc.
        (Exact name of small business issuer as specified in its charter)

            Maryland                       1-14462                84-1240264
(State or other jurisdiction of     (Commission File No.)     (I.R.S. Employer
 incorporation or organization)                              Identification No.)

          1780 South Bellaire Street Suite 515, Denver, Colorado 80222
                    (Address of principal executive offices)

                                 (303) 297-1800
                         (Registrant's telephone number)

Item 2. Acquisition or Disposition of Assets

Purchase of Metropolitan Dallas Office Building. On September 5, 2002, we completed the acquisition of the Parkway Centre II office building (the "Acquired Building"). The Acquired Building is located in Plano, Texas and contains approximately 152,000 rentable square feet and is located on 6.4 acres of land. The aggregate purchase price for the Acquired Building was $22,000,000, which was paid with $17,000,000 from the assumption of the existing loan from J.P. Morgan Chase Commercial Mortgage Securities Corp. (the "J.P. Morgan Chase Loan") and the balance paid in cash from a portion of the proceeds of our May 2002 public offering.

The Acquired Building was purchased from Tennessee Walker Ltd. (the "Seller"), an unrelated party. The purchase price of the Acquired Building was determined through negotiations between the Seller and us.

The J.P. Morgan Chase Loan bears interest at LIBOR plus 195 basis points, due in monthly installments of interest only, with the principal balance and accrued interest due on August 10, 2004. This loan may be prepaid at any time without penalty.

Additional information concerning this transaction and the Acquired Building is contained in our press release dated September 5, 2002, a copy of which is attached to this Current Report on Form 8-K as Exhibit 99.1.

Item 7. Financial Statements And Exhibits.

(a) Financial Statements of Real Estate Properties Acquired:

     The financial statements required by this Item will be filed pursuant to an amendment to this Form 8-K.

(b) Unaudited Pro Forma Financial Information:

     The pro forma financial information required by this Item will be filed pursuant to an amendment to this Form 8-K.

(c) Exhibits

     Exhibit Number                 Exhibit Title
     --------------                 -------------
         99.1                       Press Release dated September 5, 2002

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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                             AMERIVEST PROPERTIES INC.


September 19, 2002
                                             By: /s/ D. Scott Ikenberry
                                             -----------------------------------
                                             D. Scott Ikenberry
                                             Chief Financial Officer

                                                                    Exhibit 99.1


               AMERIVEST PROPERTIES ANNOUNCES DALLAS ACQUISITION;
         BUYS PARKWAY CENTRE II OFFICE BUILDING IN PLANO FOR $22 MILLION ALSO ANNOUNCES NEW DEVELOPMENT AT KEYSTONE OFFICE PARK IN INDIANAPOLIS

     DENVER, CO, September 5, 2002 -- AmeriVest Properties Inc. (AMEX: AMV) announced today that it has acquired the Parkway Centre II Office Building, located in Plano, Texas (Metropolitan Dallas) for $22,000,000. The Parkway Centre II Office Building contains 152,000 rentable square feet and is 98% leased.

     The Parkway Centre II Office building is located along the North Dallas Tollway, just south of Parker Road and North of the Willow Bend Fashion Mall in Plano, one of the fastest growing areas in Metropolitan Dallas. The 6-story building on 6.4 acres of land was built in 1999 and is leased to 30 tenants, with an average tenant size of 5,000 square feet. Less than 15% of the leases expire in 2003.

     Parkway Centre II is being purchased at a first year capitalization rate in excess of 10.5%. The purchase price of $22 million ($145/SF) is being paid with $5 million in cash plus assumption of the existing mortgage of $17 million bearing interest at a floating rate of LIBOR plus 195 basis points, maturing August 2004.

     William Atkins, chairman and CEO of AmeriVest, said, "This is the first acquisition to be funded from the proceeds of AmeriVest's follow-on common stock offering which was completed in June 2002. It is also our first core property acquisition in Dallas, which we have identified as one of the targets for our long-term, multi-property expansion strategy. We look forward to the contribution this and future acquisitions will make to our funds from operations."

     AmeriVest also announced the acquisition of approximately 2.55 acres of vacant land within Keystone Office Park, adjacent to its existing office buildings, from Sheridan Realty Partners, L.P. for $320,000, payable in 52,893 shares of restricted AmeriVest common stock at $6.05 per share. AmeriVest plans to build an 18,000 square foot single-story office building on the site to accommodate existing tenant expansion needs and new tenants. Keystone Office Park is currently 98% leased; however, no leases have been signed for the new building. The new building is designed to match the three existing buildings AmeriVest owns in the park. Construction is expected to commence in September and to be completed in the Spring of 2003.

     AmeriVest Properties Inc., with its principal office in Denver, Colorado, owns 24 office properties and is focused on serving small to mid-sized office tenants in select markets. Its common stock is listed on the American Stock Exchange under the symbol "AMV."

Certain matters discussed in this release are forward-looking statements that are subject to risks and uncertainties that could cause actual results to differ materially from those projected, including the risks and uncertainties of acquiring, owning, operating and disposing of real estate. Such risks and uncertainties are disclosed in the Company's past and current filings with the U.S. Securities and Exchange Commission.

ACQUISITION SUMMARY
PARKWAY CENTRE II OFFICE BUILDING

Parkway Centre II is a Class "A" six-story building on a 6.4-acre site in Plano, Texas.

Year Built:                 1999

Building Size:              151,988

Occupancy:                  98%

Capital Improvements:       AmeriVest will improve the property with the small
                            tenant amenities it offers in all its properties, including a common area conference room and electronic building directory.

Building Description:       Versatile floor plates of 25,000 gross square feet
                            allow for tenants of varying sizes. Steel frame building construction features a travertine marble exterior with low-E dual pane, high performance insulated glass. The ground floor lobby is finished with natural stone floors, solid oak doors and 9 -
                            10 foot ceiling heights. The systems include: two elevators, automatic sprinklers, multiple zone HVAC, six watts per square foot power and a card reader building access system.

Parking: 225 space structured parking and 309 surface parking spaces including 84 covered (27%) (3.5 spaces per 1,000 SF)

Purchase Price:             $22,000,000 ($144.75 PSF), all cash subject to the
                            assumption of the existing mortgage of $17,000,000 bearing interest at 1-month LIBOR plus 195 bp, (currently 3.825%) maturing August 2004

Closing Date:               September 5, 2002

Average tenant size:        5,000 SF

First Year Cap Rate:        10.5% +

Investment Opportunity:     To acquire a new Class "A" building in one of the
                            fastest-growing submarkets in Dallas, with minimal short-term rollover and an opportunity to market the property to our target small tenant market as leases roll in 2004 and beyond.


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2002